Exhibit 99.1

Contact: Bob DeBarr
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

Press Release
MICREL REPORTS 2014 THIRD QUARTER
FINANCIAL RESULTS

•	Revenues of $67.5 million, compared to $62.3 million for the second quarter of 2014
-Revenues of $62.4 million without a one-time revenue conversion of $5.1 million

•	GAAP net income of $4.7 million, or $0.08 per diluted share, compared to $3.5 million, or $0.06 per diluted share for the second quarter of 2014
-Net income of $0.04 per diluted share without the one-time revenue conversion

•	Non-GAAP net income of $4.2 million, or $0.07 per diluted share, compared to $5.0 million, or $0.09 per diluted share for the second quarter of 2014

•	Gross margin of 51.0%, compared to 52.6% for the second quarter of 2014
-Gross margin of 49.5% without the one-time revenue conversion

•	Repurchased 0.6 million shares of Micrel common stock for a total of $7.5 million for the quarter

•	Declared quarterly dividend of $0.05 per share

San Jose, CA, October 23, 2014 - Micrel, Incorporated (Nasdaq: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the quarter ended September 30, 2014.
Revenues for the third quarter of 2014 were $67.5 million, a $5.2 million or 8.2% increase, compared to $62.3 million for the second quarter of 2014. Compared to the third quarter of 2013, revenues were $9.3 million, or 16% higher. During the third quarter of 2014, the Company converted certain distributors to a sell-in revenue recognition model following changes to the terms of Micrel distribution agreements. Revenues for the third quarter of 2014 included a one-time increase of $5.1 million, which represented the amount of inventory at these distributors on June 30, 2014. This one-time increase in revenues and related income is excluded from non-GAAP results, as explained below under “Non-GAAP Reporting.”

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

GAAP net income was $4.7 million, or $0.08 per diluted share, for the third quarter of 2014, compared to net income of $3.5 million, or $0.06 per diluted share, for the second quarter of 2014, and net income of $4.0 million, or $0.07 per diluted share, for the third quarter of 2013. Net income was $0.04 per diluted share without the one-time revenue conversion. During the third quarter of 2014, the Company recorded restructuring charges of $0.5 million related to employee severances.
Non-GAAP net income was $4.2 million, or $0.07 per diluted share, for the third quarter of 2014, compared to non-GAAP net income of $5.0 million, or $0.09 per diluted share, for the second quarter of 2014, and non-GAAP net income of $5.4 million, or $0.09 per diluted share, for the third quarter of 2013. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables at the end of this press release. Non-GAAP net income and non-GAAP earnings per diluted share exclude the impact of revenues and the related cost of revenues from the conversion of distributors to a sell-in revenue recognition model as well as share-based compensation, restructuring charges and amortization of acquisition-related intangible assets with the related income tax effects. Beginning in the first quarter of 2014, the Company changed the presentation of non-GAAP net income from that previously reported to exclude the impact of the amortization of acquisition-related intangible assets and the related tax effect. The non-GAAP net income for the third quarter of 2013 and for the first nine months of 2013 have been revised from previously reported amounts to exclude the impact of the amortization of acquisition-related intangible assets and the related tax effect to conform with the current period presentation.
Commenting on the third quarter 2014 results, Micrel’s President and CEO Ray Zinn said, “Excluding one-time distributor conversion revenue, Micrel benefited from sequential quarter growth of timing and communications and LAN solutions product sales. Gross margin declined to 51.0% from 52.6% in the previous quarter due to a shift in the product mix, price erosion, and utilization. Gross margin was 49.5% without the one-time revenue conversion. In addition, we remain focused on increasing shareholder value through our stock repurchase program and quarterly dividend payments. During the first nine months of 2014, Micrel spent $13.4 million to repurchase approximately 1.2 million shares of common stock, and maintained its quarterly dividend.”

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

Outlook
Mr. Zinn continued, “Consistent with the rest of the industry, Micrel saw bookings soften in the third quarter as the global economy remained lackluster. Looking ahead, without the benefit of any significant economic momentum, we believe that the demand for semiconductors in the fourth quarter of 2014 will follow the typical seasonal pattern of flat to down from the third quarter. Based on this, we expect fourth quarter revenue for Micrel to be in the range of $60.5 million to $58.7 million or down 3% to down 6% from the base business of $62.4 million, which does not include the one-time conversion of some of the distributors.  Ultimately, we remain optimistic for Micrel, going forward, due to the number of world class products that are being introduced and the traction that they are receiving.”
Dividend
The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.05 per share of common stock. The payment of this dividend will be made on November 20, 2014 to shareholders of record as of November 6, 2014.
Share Repurchase Plan
In the third quarter of 2014, the Company repurchased 0.6 million shares for a total of $7.5 million at an average price of $12.04 per share. On August 20, 2014, the Company announced its Board of Directors authorized the repurchase of an additional $25.0 million of the Company's common stock. This most recent authorization is in addition to the approximately $17.7 million of the Board of Directors’ previous authorization remaining as of August 19, 2014. On September 30, 2014, Micrel had approximately $37.4 million remaining under its repurchase authorization. Stock repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.
Conference Call
The Company will host a conference call today, October 23, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Bob DeBarr, will present an overview of the 2014 third quarter financial results; discuss current business conditions and then respond to questions.

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

The call is available, live, to any interested party, on a listen-only basis, by dialing (877) 407-0789. For international callers, please dial (201) 689-8562. A live webcast will also be available on the ‘Investors’ section of Micrel’s website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through October 30, 2014, by dialing (877) 870-5176 and entering the participant code 13591867. For international callers, please dial (858) 384-5517 and enter participant code 13591867. The webcast replay will also be available on the Company’s website.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, use of free cash flow, stock buyback and dividend programs, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for Micrel products; customer decisions to cancel, reschedule, or delay orders for Micrel's products; the effect that lead times and channel inventories have on the demand for Micrel's products; distributor acceptance of changing contract terms; economic or financial difficulties experienced by Micrel customers; the effect of business conditions in the computing, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting Micrel's future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

Non-GAAP Reporting
The Company presents non-GAAP financial measures because the Company believes it is helpful information for investors and financial analysts in their analysis of historical results and projections of the Company's future operating results. Non-GAAP net income and non-GAAP earnings per diluted share exclude the impact of revenues and the related cost of revenues from the conversion of certain distributors to a sell-in revenue recognition model, share-based compensation, restructuring charges and amortization of acquisition-related intangible assets with the related income tax effects. Non-GAAP results without the one-time adjustment exclude the impact of revenues and the related cost of revenues from the conversion of distributors to a sell-in revenue recognition model with the related income tax effects. The Company believes this provides a better comparison of results in the current period to those in prior periods as well as provides information regarding the Company’s on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP financial measures to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
References to these non-GAAP financial measures should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. The Company's non-GAAP financial measures may differ from non-GAAP financial measures provided by other companies.

About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high-performance linear and power, LAN and timing and communications markets.  The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, MEMs-based clock oscillators and crystal-less clock generators, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Net revenues	$67,480	$62,339	$58,169	$189,676	$177,073
Cost of revenues *	33,072	29,548	28,698	91,258	85,440
Gross profit	34,408	32,791	29,471	98,418	91,633
Gross profit %	51.0%	52.6%	50.7%	51.9%	51.7%

Operating expenses:
Research and development *	16,013	15,436	14,055	46,930	41,327
Selling, general and administrative *	12,218	11,976	11,184	36,630	34,478
Restructuring charges	484	—	—	484	—
Total operating expenses	28,715	27,412	25,239	84,044	75,805
Income from operations	5,693	5,379	4,232	14,374	15,828
Interest and other (expense) income:
Interest income	80	92	121	275	373
Other expense	(120)	(8)	(87)	(200)	(230)
Interest and other (expense) income, net	(40)	84	34	75	143
Income before provision for income taxes	5,653	5,463	4,266	14,449	15,971
Provision for income taxes	978	1,934	262	3,956	1,687
Net income	$4,675	$3,529	$4,004	$10,493	$14,284

Net income per share:
Basic	$0.08	$0.06	$0.07	$0.19	$0.25
Diluted	$0.08	$0.06	$0.07	$0.18	$0.24

Shares used in computing per share amounts:
Basic	56,642	56,537	57,752	56,514	58,107
Diluted	57,708	57,448	58,440	57,463	58,826

* Share-based compensation expense included in:
Cost of revenues	$271	$243	$270	$748	$784
Research and development	874	833	704	2,397	2,008
Selling, general and administrative	864	873	789	2,535	2,284
	$2,009	$1,949	$1,763	$5,680	$5,076

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Net revenues	$67,480	$62,339	$58,169	$189,676	$177,073
Revenues from conversion of distributors to sell-in revenue recognition model	(5,064)	—	—	(5,064)	—
Net revenues without one-time adjustment	$62,416	$62,339	$58,169	$184,612	$177,073

Cost of revenues	$33,072	$29,548	$28,698	$91,258	$85,440
Cost of revenues from conversion of distributors to sell-in revenue recognition model	(1,566)	—	—	(1,566)	—
Cost of revenues without one-time adjustment	$31,506	$29,548	$28,698	$89,692	$85,440

Gross profit	$34,408	$32,791	$29,471	$98,418	$91,633
Revenues from conversion of distributors to sell-in revenue recognition model	(5,064)	—	—	(5,064)	—
Cost of revenues from conversion of distributors to sell-in revenue recognition model	1,566	—	—	1,566	—
Gross profit without one-time adjustment	$30,910	$32,791	$29,471	$94,920	$91,633
Gross profit % without one-time adjustment	49.5%	52.6%	50.7%	51.4%	51.7%

Net income	$4,675	$3,529	$4,004	$10,493	$14,284
Revenues from conversion of distributors to sell-in revenue recognition model	(5,064)	—	—	(5,064)	—
Cost of revenues from conversion of distributors to sell-in revenue recognition model	1,566	—	—	1,566	—
Tax effect of one-time adjustments	1,088	—	—	1,088	—
Net income without one-time adjustment	$2,265	$3,529	$4,004	$8,083	$14,284

Net income per share - diluted	$0.08	$0.06	$0.07	$0.18	$0.24
Total adjustments to net income	(0.04)	—	—	(0.04)	—
Net income per share without one-time adjustment - diluted	$0.04	$0.06	$0.07	$0.14	$0.24

Shares used in computing net income per share:
Basic	56,642	56,537	57,752	56,514	58,107
Diluted	57,708	57,448	58,440	57,463	58,826
Reconciliation To Full Non-GAAP Results:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
GAAP net income	$4,675	$3,529	$4,004	$10,493	$14,284
Revenues from conversion of distributors to sell-in revenue recognition model	(5,064)	—	—	(5,064)	—
Cost of revenues from conversion of distributors to sell-in revenue recognition model	1,566	—	—	1,566	—
Share-based compensation included in:
Cost of revenues	271	243	270	748	784
Research and development	874	833	704	2,397	2,008
Selling, general and administrative	864	873	789	2,535	2,284
Restructuring charges	484	—	—	484	—
Amortization of acquisition-related intangible assets	301	305	307	1,032	856
Tax effect of adjustments to GAAP net income	219	(783)	(704)	(1,272)	(1,989)
Non-GAAP net income*	$4,190	$5,000	$5,370	$12,919	$18,227

GAAP net income per share - diluted	$0.08	$0.06	$0.07	$0.18	$0.24
Total adjustments to GAAP net income	(0.01)	0.03	0.02	0.04	0.07
Non-GAAP net income per share - diluted	$0.07	$0.09	$0.09	$0.22	$0.31

Shares used in computing non-GAAP net income per share:
Basic	56,642	56,537	57,752	56,514	58,107
Diluted	57,708	57,448	58,440	57,463	58,826

* Non-GAAP net income was reached by excluding revenues and the related cost of revenues from the conversion of distributors to sell-in revenue recognition model, share-based compensation expense, restructuring charges and amortization of acquisition-related intangible assets with related income tax effects. Non-GAAP results were presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance after exclusion of these items.

Micrel Reports 2014 Third Quarter Financial Results
October 23, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$100,720	$88,593
Restricted cash	133	1,116
Accounts receivable, net	29,058	29,437
Inventories	41,967	43,201
Prepaid taxes	4,018	4,513
Prepaid expenses and other	1,580	2,698
Deferred income taxes	22,794	21,662
Total current assets	200,270	191,220

LONG-TERM INVESTMENTS	1,683	4,195
PROPERTY, PLANT AND EQUIPMENT, NET	58,225	57,779
LONG-TERM PREPAID TAXES	1,711	—
DEFERRED INCOME TAXES	2,322	1,581
GOODWILL	8,655	8,554
INTANGIBLE ASSETS, NET	10,159	11,749
OTHER ASSETS	1,628	1,046
TOTAL	$284,653	$276,124

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,774	$13,502
Deferred income on shipments to distributors	26,365	27,026
Accrued liabilities	15,020	12,874
Total current liabilities	59,159	53,402

LONG-TERM INCOME TAXES PAYABLE	2,982	3,575
LONG-TERM DEFERRED INCOME TAXES	745	973
OTHER LONG-TERM LIABILITIES	168	201

SHAREHOLDERS' EQUITY
TOTAL SHAREHOLDERS' EQUITY	221,599	217,973
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$284,653	$276,124